UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2013

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On February 11, 2013, Nutrisystem, Inc. (the "Company") issued a press release announcing certain financial information in connection with its announcement of changes to management. A copy of this press release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under item 2.02 of this Current Report on Form 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer/Appointment of Acting Chief Financial Officer

On February 6, 2013, David Clark, the Company's Chief Financial Officer, tendered his resignation, effective on or about March 15, 2013.

In connection with Mr. Clark's resignation, the Board of Directors appointed Kathleen Simone, the Company's current Senior Vice President and Controller, to serve as acting Chief Financial Officer (principal financial officer and principal accounting officer) in the event Mr. Clark's replacement is not appointed before his departure from the Company.

Ms. Simone, age 48, in her role as Senior Vice President and Controller, is responsible for the accounting operations, compliance with the Sarbanes-Oxley Act of 2002, cash management and public company reporting obligations. She joined the Company in August 1988 as a staff accountant and has held numerous management positions in the finance department throughout her tenure. Prior to joining the Company, Ms. Simone spent the previous two years in public accounting. Ms. Simone holds a B.A. degree from Villanova University.

There are no transactions in which Ms. Simone has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Departure of Chief Marketing Officer

Mike Amburgey, the company's Chief Marketing Officer since October 2011, will depart the Company to pursue other interests. The cessation of his employment was reflected in a letter dated February 6, 2013. We expect that Mr. Amburgey will remain with the Company for a transition period of no longer than thirty days. Upon the cessation of Mr. Amburgey's employment, Mr. Amburgey will be entitled to receive previously disclosed severance rights under his employment agreement and his outstanding equity incentive award agreements.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.        Description
99.1               Press Release, dated February 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: February 12, 2013	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated February 11, 2013.